Exhibit 23.8

CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-153376 of our report dated September 8, 2008, (which report expresses an unqualified opinion and includes explanatory paragraphs relating to our consideration of internal controls over financial reporting, and relating to our previous reporting in accordance with Canadian generally accepted accounting principles on the consolidated financial statements as at December 31, 2007 and 2006 and for the years ended December 31, 2007, 2006 and 2005) relating to the consolidated financial statements of Solana Resources Limited appearing in the Joint Management Information Circular and Proxy Statement filed by Gran Tierra Energy Inc. on Schedule 14A on or about October 9, 2008.

We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Independent Registered Chartered Accountants
Calgary, Canada
October 9, 2008